Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) dated as of March 1, 2013 is entered into between REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company and AMERIVINE TOWN CENTER, LLC, a California limited liability company (collectively, “Landlord”), and CYAN INC., WHICH WILL DO BUSINESS IN CALIFORNIA AS CYAN CALIFORNIA, a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A. Landlord and Tenant previously entered into that certain Redwood Business Center Full Service Lease dated as of April 25, 2007, as amended by that certain First Amendment to Lease dated as of March 30, 2010, as amended by that certain Second Amendment to Lease dated as of April 30, 2012 and as amended by that certain Third Amendment to Lease (the Third Amendment”) dated as of September 4, 2012 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant approximately Twenty Two Thousand, Seven Hundred Eighty (22,780) rentable square feet of space (the “Current Premises”) within the building located at 1383 North McDowell Boulevard in Redwood Business Center, Petaluma, California (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Additional Space. The Tenant hereby agrees to add to the Current Premises and lease from Landlord, and Landlord hereby agrees to add to the Current Premises and lease to Tenant, on the terms and conditions set forth in the Lease as modified by this Amendment, an additional One Thousand, Seven Hundred Sixty Nine (1,769) rentable square feet (“Additional Space”) located on the first floor of the Building and depicted as Suite 160 on Exhibit A attached hereto. From and after the date of this Amendment, the term “Premises” shall mean collectively the Current Premises and the Additional Space.

2. Delivery; Condition. Landlord previously delivered the Additional Space to Tenant. Tenant acknowledges that it currently occupies the Additional Space and that it accepts the Additional Space in its existing “as is” condition, with all faults and defects and without any representation or warranty of any kind, express or implied.

3. Term. The Term of the Lease with respect to the Additional Space shall commence on March 1, 2013 and shall expire on October 31, 2018.

4. Additional Space Base Rent. The monthly Base Rent for the Additional Space shall be as follows:

YEAR	TOTAL MONTHLY BASE RENT PER SQUARE FOOT	TOTAL MONTHLY BASE RENT
3/1/2013 – 10/31/2013	$2.17	$3,838.73
11/1/2013 – 10/31/2014	$2.24	$3,962.56
11/1/2014 – 10/31/2015	$2.30	$4,068.70
11/1/2015 – 10/31/2016	$2.37	$4,192.53
11/1/2016 – 10/31/2017	$2.44	$4,316.36
11/1/2017 – 10/31/2018	$2.52	$4,457.88

The monthly Base Rent for the Current Premises (i.e., excluding the Additional Space) shall remain as provided in the Lease.

5. Additional Space Base Year. The Base Year for the Additional Space shall be the same as for the Current Premises.

6. Building Percentage Share. Effective March 1 2013, Tenant’s Building Percentage Share shall increase to 42.11% (Premises r.s.f. / Building r.s.f. = 24,549 r.s.f. / 58,299 r.s.f.).

7. Lease Termination Rights. Landlord and Tenant are in negotiations regarding a potential transaction pursuant to which Landlord would construct an office building adjacent to the Building (the “1385 Building”) and Tenant would lease a portion of such building from Landlord pursuant to a separate written lease (the “1385 Lease”). Neither party is under any obligation to proceed with such transaction or to enter into the 1385 Lease. If Landlord and tenant enter into the 1385 Lease, then:

(a) Tenant shall have the one-time right to terminate the Lease with respect to the Additional Space; and

(b) Tenant shall have the one-time right to terminate the Lease with respect to the 2nd floor of the Building.

(c) Tenants termination rights under clauses (a) and (b) above are separate. Each such right must be exercised by written notice given to Landlord, if at all, no later than one hundred twenty (120) days after Tenant takes possession of the entire 2nd floor of the 1385 Building pursuant to the 1385 Lease, and each such notice shall provide Landlord with at least one hundred twenty (120) days prior written notice of the effective date of termination. Each such right shall expire and be of no further force or effect if not exercised within one hundred twenty (120) days after Tenant takes possession of the entire 2nd floor of the 1385 Building pursuant to the 1385 Lease.

Fourth Amendment to Lease	2

8. Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Current Premises or the Additional Space not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

9. Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

10. Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

[SIGNATURES ON FOLLOWING PAGE]

Fourth Amendment to Lease	3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

REDWOOD BUSINESS CENTER 1 LLC, a California limited liability company				CYAN, INC., WHICH WILL DO BUSINESS IN CALIFORNIA AS CYAN CALIFORNIA, a Delaware corporation

By:	Redwood Technology Center, LLC a California limited liability company
	Its:	Manager and Sole Member		By:	/s/ Kenneth M. Siegel
	By:	G&W Ventures, LLC a California limited liability company		Name: Its:	Kenneth M. Siegel Vice President & General Counsel
		Its:	Manager

		By:	/s/ Matthew T. White
Matthew T. White, Manager

AMERIVINE TOWN CENTER, LLC, a California limited liability company

By:	Amerivine Inc.
a California corporation
	Its:	Sole Member

	By:	/s/ David F. Coleman
David F. Coleman
Its: President

Fourth Amendment to Lease	4

EXHIBIT A

Additional Space

REDWOOD BUSINESS CENTER
1383 N. MCDOWELL BLVD., PETALUMA
FIRST FLOOR

DR. CAMPION
STE 100: ±1,993 RSF
JOHN SCHLOETTER
STE 170: ±2,330 RSF
NORTH BAY ENDOSCOPY
STE 110: ±4,595 RSF
KELLER WILLIAMS
STE 130: ±2,819 RSF
PROGRESSIVE INSURANCE
STE 140: ±4,153 RSF
KELLER WILLIAMS
STE 150: ±1,276 RSF
VACANT
STE 160: ±1,769 RSF

BASINSTREET PROPERTIES
www.basin-street.com

LEGEND
OCCUPIED
VACANT

EXHIBIT A